Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-254380 on Form S-1 of our report dated March 17, 2021 (April 12, 2021 as to the effect of the reverse stock split described in Note 2 and as to the concurrent private placement discussed in Note 16), relating to the financial statements of DoubleVerify Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, NY

April 12, 2021